                                                                  EXHIBIT 4(g)


                    [FORM OF REGISTRATION RIGHTS AGREEMENT]



     13 3/8% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE DECEMBER 31, 2003

                        REGISTRATION RIGHTS AGREEMENT

                          Dated as of June __, 2001

                                   between

                       COEUR D'ALENE MINES CORPORATION
                                  as Issuer,

                                     and

                           ROBERTSON STEPHENS, INC.


                    as Dealer Manager and Placement Agent





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        This Registration Rights Agreement ("Agreement") is made and entered into as of June __, 2001, between Coeur d'Alene Mines Corporation, an Idaho corporation (the "Company") and Robertson Stephens, Inc., ("Robertson Stephens"). Pursuant to the Dealer Manager Agreement (the "Dealer Manager Agreement") and the Placement Agreement (the "Placement Agreement"), each dated as of June __, 2001 and June __, 2001 respectively, between the Company and Robertson Stephens which provide as (a) Dealer Manager, you are engaged to solicit individuals and institutions to tender their Debentures (as defined below) pursuant to and in accordance with the terms and conditions of the Exchange Offer (as defined below), and as (b) Placement Agent, for the Cash Offer (as defined below) you are acting as the sole agent for the Company and not as principal, to solicit offers to purchase additional 13 3/8% Convertible Senior Subordinated Notes due December 31, 2003 (the "Exchange Notes") from the Company from holders who elect to participate in the Exchange Offer. In order to induce Robertson Stephens to enter into this Agreement, the Company has agreed to provide Robertson Stephens the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Dealer Manager Agreement and the Placement Agreement.

        The parties hereby agree as follows:

        1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

               Advice:  As defined in Section 2(d) hereof.

               Affiliate: An affiliate of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

               Agreement: This Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

               Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

               Cash Offer: The offer of up to $25.0 million aggregate principal amount of the Company's 13 3/8% Convertible Senior Subordinated Notes due December 31, 2003 being issued for cash.

               Closing Date:  __________, 2001

               Common Stock: Common Stock, $1.00 par value per share, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, in each case, as issuable or issued upon conversion of the Compensation Exchange Notes.



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               Company:  Coeur d'Alene Mines Corporation, an Idaho
corporation, and any successor corporation thereto.

               Compensation Exchange Notes: The $[_____________] aggregate principal amount of the Company's 13 3/8% Convertible Senior Subordinated Notes due December 31, 2003 being issued as compensation to Robertson Stephens pursuant to the Dealer Manager Agreement and which may be issued pursuant to the Placement Agreement.

               Compensation Securities: The Compensation Exchange Notes and the shares of Common Stock into which such Compensation Exchange Notes are converted or convertible (including any shares of Common Stock issued or issuable thereon upon any stock split, stock combination, stock dividend or the like) upon original issuance thereof, and at all times subsequent thereto, and associated related rights, if any, until, in the case of any such Compensation Exchange Note or shares of Common Stock (and associated rights)
(i) the date on which the resale thereof has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement relating thereto, (ii) the date on which such security has been distributed to the public pursuant to Rule 144 or is saleable pursuant to paragraph (k) of Rule 144 or (iii) the date on which such security ceases to be outstanding, whichever date is earliest.

               Controlling person:  As defined in Section 5(a) hereof.

               Dealer Manager Agreement: As defined in the first paragraph hereof.

               Debentures: The $26,096,000 aggregate principal amount of the Company's outstanding 6% Convertible Subordinated Debentures due June 10, 2002; the $92,860,000 aggregate principal amount of the Company's outstanding 6 3/8% Convertible Subordinated Debentures due January 31, 2004; and the $69,180,000 aggregate principal amount of the Company's outstanding 7 1/4% Convertible Subordinated Debentures due October 31, 2005.

               Effectiveness Period:  As defined in Section 2(a) hereof.

               Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

               Exchange Offer: The Company's offer to exchange the Exchange Notes for the Debentures.

               Holder: The Dealer Manager or Placement Agent for as long as it owns any Compensation Securities.

               Indemnified Person:  As defined in Section 5(a) hereof.

               Indenture: The Indenture, dated as of ________, 2001, between the Company and the Trustee, pursuant to which the Compensation Exchange Notes to be issued to the Holder are being issued, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.



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               Placement Agreement: As defined in the first paragraph hereof.

               Proceeding: An action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

               Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the resale of any of the Compensation Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

               Registration Statement: Any registration statement of the Company filed with the SEC pursuant to the Securities Act that covers the resale of any of the Compensation Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

               Requisite Information:  As defined in Section 2(c) hereof.

               Rule 144: Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

               Rule 415: Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

               Rule 424: Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

               SEC:  The Securities and Exchange Commission.

               Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

               Scheduled Effectiveness Target Date: 1 year following the Closing Date.

               Shelf Registration Statement: As defined in Section 2(a) hereof.

               Special Counsel:  The special counsel to the Holder.

               TIA: The Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated by the SEC thereunder.

               Trustee:  The trustee under the Indenture.

               Underwritten Registration or Underwritten Offering: A registration in connection with which securities of the Company are sold to one or more underwriters for reoffering to the public pursuant to an effective Registration Statement.



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        2.     Shelf Registration Statement

               (a) Upon written request of the Holder (such written request to be made no later than 3 months prior to the Scheduled Effectiveness Target Date if and to the extent the Holder desires to sell such Holder's Compensation Securities on or shortly after the Scheduled Effectiveness Target
Date) the Company agrees to file with the SEC (i) a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Compensation Securities or (ii) separate Registration Statements for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Compensation Exchange Notes and all of the Common Stock constituting Compensation Securities (such Registration Statement or Statements are collectively referred to herein as the "Shelf Registration Statement"). Each Shelf Registration Statement shall be on Form S-3 under the Securities Act or other appropriate form, such as Form S-1 or Form S-2, that is available to the Company permitting registration of such Compensation Securities for resale by the Holder in the manner or manners reasonably designated by such Holder (including, without limitation, up to three underwritten offerings). The Company shall not permit any securities other than the Compensation Securities to be included in any Shelf Registration Statement. The Company shall use its reasonable efforts to cause each Shelf Registration Statement to be declared effective pursuant to the Securities Act as promptly as is practicable following the filing thereof and to keep each Shelf Registration Statement continuously effective under the Securities Act for two years after the date of original issuance of any of the Compensation Exchange Notes (subject to extension pursuant to Sections 2(d) hereof) (the "Effectiveness Period"), or such shorter period ending when there cease to be any Compensation Securities outstanding.

               (b) Supplements and Amendments. The Company shall use its reasonable efforts to keep each Shelf Registration Statement continuously effective by supplementing and amending the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act or by the anti-fraud provisions of the federal securities laws or if reasonably requested by the Holder or by any underwriter of such Compensation Securities; provided, however, that the Effectiveness Period shall be extended to the extent provided in Section 2(d) hereof.

               (c) Selling Securityholder Information. The Holder of Compensation Securities agrees that if the Holder wishes to sell Compensation Securities pursuant to a Shelf Registration Statement and the related Prospectus, it will do so only in accordance with this Section 2. The Holder of Compensation Securities wishing to sell their Compensation Securities pursuant to a Shelf Registration Statement and the related Prospectus agrees to provide such information regarding the distribution of its Compensation Securities as is required by law to be disclosed by the Holder in the applicable Registration Statement (the "Requisite Information") to the Company prior to any intended distribution of Compensation Securities under the Shelf Registration Statement.

               If any such Registration Statement refers to the Holder by name or otherwise as the holder of any securities of the Company, then the Holder shall have the right to require, in the event that such reference to the Holder by name or otherwise is not required by the Securities Act


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or any similar Federal statute then in force, the deletion of the reference to the Holder in such Registration Statement at any time subsequent to the time that such reference ceases to be required.

               (d) Certain Notices; Suspension of Sales. The Holder agrees by acquisition of such Compensation Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi) hereof, the Holder will forthwith discontinue disposition of such Compensation Securities covered by such Registration Statement and Prospectus (other than in transactions exempt from the registration requirements under the Securities Act) until the Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Sections 3(c)(i) and 3(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. If the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each Holder shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Sections 3(c)(i) and 3(j) hereof or (y) the Advice, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

        3. Registration Procedures. In connection with the Company's registration obligations hereunder, the Company shall effect such registrations on Form S-1, Form S-3 or other appropriate form to permit the resale of Compensation Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably possible:

               (a) No fewer than five (5) Business Days prior to the initial filing of a Registration Statement or Prospectus and no fewer than two
(2) Business Days prior to the filing of any amendment or supplement thereto (excluding, unless requested, any document that would be incorporated or deemed to be incorporated therein by reference), furnish (as of the most recent reasonably practicable date which shall not be more than two (2) Business Days prior to the date such document is personally delivered, delivered to a next-day courier, deposited in the mail or telecopied, as the case may be) to the registered holder, Special Counsel and the managing underwriters, if any, copies of all such documents proposed to be filed and cause the officers and directors of the Company, counsel to the Company and independent certified public accountants to the Company to respond to such inquiries as shall be necessary in connection with such Registration Statement, in the opinion of Special Counsel and counsel to such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file any such Registration Statement or related Prospectus or any amendments or supplements thereto to which the Holder or the managing underwriters, if any, shall reasonably object on a timely basis;

               (b) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period set forth in Section 2(a) hereof;



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cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented, to be filed pursuant to Rule 424 under the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the Holder set forth in such Registration Statement as so amended or in such Prospectus as so supplemented (including, without limitation, the filing of any Prospectus supplement pursuant to Rule 424 in order to add or change any selling security holder information);

               (c) Notify (as of the most recent reasonably practicable date which shall not be more than two (2) Business Days prior to the date such notice is personally delivered, delivered to a next-day courier, deposited in the mail or telecopied, as the case may be) the Holder, Special Counsel and the managing underwriters, if any, promptly (and in the case of an event specified by clause (i)(A) of this paragraph in no event fewer than two (2) Business Days prior to such filing), and (if requested by any such person), confirm such notice in writing, (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed, and, (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request of the SEC or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information related thereto, (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 3(k) hereof are not true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Compensation Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the existence of any fact and the happening of any event that makes any statement made in such Registration Statement or related Prospectus untrue in any material respect, or that requires the making of any changes in such Registration Statement or Prospectus so that in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (d) Use its reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any stop order or order enjoining or suspending the use or effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Compensation Securities for sale in any jurisdiction, at the earliest practicable moment;

               (e) If requested by the Holder, Special Counsel, or the managing underwriters, if any, (i) promptly include in a Prospectus supplement or post-effective amendment such information as the Special Counsel and the managing underwriters, if any, agrees should be



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included therein, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be included in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this
Section 3(e) that would, in the opinion of counsel for the Company, violate applicable law or which is not reasonably required to comply with applicable securities laws;

               (f) Furnish to the Holder, Special Counsel and each managing underwriter, if any, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements;

               (g) Deliver to the Holder, the Special Counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto to as such persons may reasonably request; and, unless the Company shall have given notice to the Holder pursuant to Section 3(c)(vi), the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Holder and the underwriters, if any, in connection with the offering and sale of the Compensation Securities covered by such Prospectus and any amendment or supplement thereto, provided, however, that the Holder shall not be entitled to use the Prospectus unless and until the Holder shall have furnished to the Company any and all Requisite Information pursuant to Section 2(c) hereof;

               (h) Use its best efforts to register or qualify, or cooperate with the Holder, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Compensation Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Holder or underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary legally to enable the disposition in such jurisdictions of the Compensation Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;

               (i) Use its best efforts to cause the offering of the Compensation Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be reasonably required as a consequence of the nature of the Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals as may be reasonably necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Compensation Securities; provided, however, that the Company shall not be required to register the Compensation Securities in any jurisdiction that would require the Company to qualify to do business in any jurisdiction where it is not then so qualified, subject it to general service of process in any such



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jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;

               (j) Upon the occurrence of any event contemplated by Section 3(c)(vi) hereof, as promptly as reasonably practicable, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (k) Enter into such agreements (including any underwriting agreements in form, scope and substance as are customary in underwritten offerings) reasonably satisfactory to the Company and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holder) in order to expedite or facilitate the sale of such Compensation Securities; provided, however, that the Company is required to facilitate no more than three underwritten offerings. In connection with an underwritten offering, the Company shall (i) make such representations and warranties to the Holder and the underwriters, if any, with respect to the business of the Company and its subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and reasonably acceptable to the Company, and confirm the same if and when requested; (ii) seek to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and Special Counsel to the Holder), addressed to the selling Holder of Compensation Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings (including any such matters as may be reasonably requested by such Special Counsel and underwriters); (iii) use all reasonable efforts to obtain customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed (where reasonably possible) to the selling Holder of Compensation Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (iv) assure that if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holder of Compensation Securities and the underwriters, if any, than those set forth in Section 5 hereof; and (v) deliver such documents and certificates as may be reasonably requested by the Holder, their Special Counsel or the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) of this Section 3(k) and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;



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               (l)    Make available for inspection by a representative of the
Holder any underwriter participating in any such disposition of Compensation Securities, if any, and any attorney, consultant or independent certified public accountant retained by the selling Holder or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as they may reasonably request, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with such Registration Statement, provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery or inspection (as the case may be) of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement.

        4.     Registration Expenses.

               (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registration Statement is filed or becomes effective and regardless of whether any securities are offered or sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc., and (B) in compliance with securities or Blue Sky laws (including, without limitation and in addition to that provided for in (b) below, reasonable fees and disbursements of counsel for the underwriters or Special Counsel in connection with Blue Sky qualifications of the Compensation Securities and determination of the eligibility of the Compensation Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or the Holder, may designate)), (ii) printing expenses (including, without limitation, printing Prospectuses if the printing of Prospectuses is required by the managing underwriters, if any, or by the Holder), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and the Special Counsel (plus any local counsel deemed appropriate by the Holder) in accordance with the provisions of Section 4(b) hereof, (v) fees and disbursements of all independent certified public accountants referred to in Section 3(k) and 3(l) (including, without limitation, the expenses of any special audit and "comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company desires such insurance, and
(vii) fees and expenses of all other persons retained by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of an annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or the



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Nasdaq National Market. Notwithstanding anything in this Agreement to the contrary, the Holder shall pay all underwriting discounts and brokerage commissions with respect to any Compensation Securities sold by it.

               (b) In connection with any registration hereunder, the Company shall reimburse the Holder for the reasonable fees and disbursements of not more than one firm of attorneys representing the selling Holder, which firm shall initially be Shearman & Sterling until such time as another firm shall be agreed to in writing between the Company and the Holder.

        5.     Indemnification.

               (a) The Company agrees to indemnify and hold harmless (i) the Holder; (ii) each person, if any, who controls or is controlled by (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) the Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"); (iii) each affiliate, if any; and (iv) the respective officers, directors, partners, employees, representatives and agents of the Holder (including any predecessor Holder), or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an "Indemnified Person"), from and against any and all losses, claims, damages, liabilities, expenses and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities, expenses or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Indemnified Person furnished to the Company by or on behalf of such Indemnified Person expressly for use therein; provided, however, that the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of any Indemnified Person from whom the person asserting such losses, claims, damages, liabilities, expenses and judgments purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary Prospectus is eliminated or remedied in the Prospectus and a copy of the Prospectus shall not have been furnished to such person in a timely manner due to the wrongful action or wrongful inaction of such Indemnified Person, whether as a result of negligence or otherwise.

               (b) In case any action shall be brought against any Indemnified Person based upon any Registration Statement or any such Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or




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(iii) such Indemnified Person or Persons shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action or proceeding or that there may be legal defenses available to such Indemnified Person or Persons different from or in addition to those available to the indemnifying party or parties (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by such Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (c) In connection with any Registration Statement pursuant to which the Holder (or predecessor Holder) sold or offered for resale Compensation Securities, the Holder (or predecessor Holder) agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and any person controlling or who is controlled by the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, including affiliates, to the same extent as the foregoing indemnity from the Company to each Indemnified Person but only with reference to information relating to such Indemnified Person furnished by or on behalf of such Indemnified Person expressly for use in such Registration Statement. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on such Registration Statement and in respect of which indemnity may be sought against any Indemnified Person, the Indemnified Person shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Indemnified Person shall not be required to do so, but may employ separate counsel therein and participate in defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Person), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Indemnified Person by Section 5(b) hereof.

               (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities, expenses or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Indemnified Person on the other hand pursuant to the Dealer Management Agreement or the

Placement Agreement or from the offering for resale of the Compensation Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and each such Indemnified Person in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities, expenses or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and each such Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or such Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e) The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the Indemnified Person were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Indemnified Person shall be required to contribute any amount in excess of the amount by which the total net profit received by it in connection with the sale of the Compensation Securities pursuant to this Agreement exceeds the amount of any damages which such Indemnified Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Indemnified Persons' obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective amount of Compensation Securities included in and sold pursuant to any such Registration Statement by each Indemnified Person and not joint.

        6.     Rule 144.

               The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of the Holder, make available other information as required by, and so long as necessary to permit sales of, its Compensation Securities pursuant to Rule 144. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

        7.     Underwritten Registrations.

               If any of the Compensation Securities covered by any Shelf Registration Statement are sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be investment bankers of recognized national standing selected by the Holder.

               No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Compensation Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and
(ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably required under the terms of such underwriting arrangements.

        8.     Miscellaneous.

               (a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, the Holder or the Company, in addition to being entitled to exercise all rights granted by law, including, without limitation, recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, they shall waive the defense that a remedy at law would be adequate.

               (b) No Inconsistent Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holder in this Agreement or otherwise conflicts with the provisions hereof. The Company is not currently a party to any agreement granting any registration rights with respect to any of its securities to any person that conflicts with the Company's obligations hereunder or gives any other party the right to include any securities in any Registration Statement filed pursuant hereto, except for such rights and conflicts as have been irrevocably waived.

               (c) No Adverse Action Affecting the Compensation Securities. The Company will not take any action with respect to the Compensation Securities that would adversely affect the ability of the Holder to include such Compensation Securities in a registration undertaken pursuant to this Agreement.

               (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof, may not be given, without the written consent of the Holder; provided, however, that, for the purposes of this Agreement, Compensation Securities that are owned, directly or indirectly, by either the Company or an affiliate of the Company are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose Compensation Securities are being sold pursuant to an underwritten offering and that does not directly or indirectly affect the rights of other Holders may be given by the Holder of the Compensation Securities being sold by such Holder pursuant to such an underwritten offering; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

               (e) Notices. All notices and other communications provided for herein shall be made in writing by hand-delivery; next day air courier; certified first-class mail, return receipt requested or telecopy:

                      (i) if to a Holder, to the address of the Holder as it appears in the Note or Common Stock register of the Company, as applicable;

                     (ii)    if to the Company, to:

                             COEUR D'ALENE MINES CORPORATION
                             400 Coeur d'Alene Mines Building
                             505 Front Avenue
                             Coeur d'Alene, Idaho  83814
                             Attn: Geoffrey A. Burns, Senior Vice President and Chief Financial Officer
                             Telecopy No.: (208) 667-2213

                             with a copy to:

                             Foley & Lardner
                             3000 K Street, N.W.
                             Suite 500
                             Washington, DC  20007
                             Attn:  Arthur H. Bill, Esq.
                             Telecopy No.: (202) 672-5399

                     (iii)   if to the Special Counsel, to:

                             Shearman & Sterling
                             801 Pennsylvania Avenue, N.W.
                             Washington, D.C.  20004
                             Attn:  Abigail Arms, Esq.
                             Telecopy No.: (202) 508-8100

or such other Special Counsel at such other address and telecopy number as a majority in aggregate principal amount of the Compensation Securities shall have given notice to the Company as contemplated by Section 3(b) hereof.

               Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given, when delivered by hand, if personally delivered; one (1) Business Day after being timely delivered to a next-day air courier; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

               (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of the successor and permitted assign of the Holder. The Holder may transfer its rights hereunder in whole but not in part. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holder of the Compensation Securities, other than by operation of law pursuant to a merger or consolidation to which the Company is a party. In the event the Compensation Notes constituting Compensation Securities become convertible into common stock of another person pursuant to Section 15.6 of the Indenture, the Company shall cause such person to assume the Company's obligations hereunder.

               (g) Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

               (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

               (i) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

               (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

               (k) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.

        IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.

                                            COEUR D'ALENE MINES CORPORATION

                                            By:
                                                -----------------------------

                                            Name:  Dennis E. Wheeler

                                            Title:  Chairman of the Board,
                                                     President and Chief
                                                     Executive Officer


The foregoing Registration Rights
Agreement is hereby confirmed and agreed to as of the date first written above:

ROBERTSON STEPHENS, INC.

By:     ROBERTSON STEPHENS, INC.



        By:
            --------------------------------


        Name:
              ------------------------------


        Title:
               -----------------------------